UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2011

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10783 (Commission File Number)	75-1590407 (IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah  84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
Effective April 29, 2011, the Board of Directors of BSD Medical Corporation (the "Company"), pursuant to applicable provisions of the Company's By-laws, appointed Dr. Damian E. Dupuy as a director of the Company in order to fill a vacancy on the Board. Dr. Dupuy has not yet been named to serve on any committees of the Board of Directors.

Dr. Dupuy has been a Professor of Diagnostic Imaging at the Warren Alpert Medical School of Brown University since 2005 and has served as Director, Tumor Ablation, at Rhode Island Hospital in Providence, Rhode Island since 2001.  Dr. Dupuy, who is a graduate of the University of Massachusetts, Amherst, and the University of Massachusetts Medical School, has published widely on a variety of specialized medical issues and is the recipient of numerous post-graduate honors and awards, including an American College of Radiology Imaging Network Publications Merit Award in 2010.

There are no arrangements or understandings between Dr. Dupuy and any other persons pursuant to which Dr. Dupuy was named a director of the Company.  Dr. Dupuy does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. Dupuy has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K; however, Dr. Dupuy has, since 2007, served as a consultant to the Company. In the year ended December 31, 2010,  the total fees paid to Dr. Dupuy by the Company under such consulting arrangement were approximately $2,800.

Dr. Dupuy will receive compensation for his service as a director consistent with the Company's current Fourth Amended and Restated 1998 Director Stock Plan, which provides for an annual retainer in the amount of $60,000 to each non-employee director, $30,000 of which is to be paid in cash with the balance payable in the form of shares of the Company’s common stock.

Item 8.01.  Other Events.

On May 3, 2011, the Company issued a press release (the “Press Release”) with regard to the appointment of Dr. Dupuy to the Company's Board of Directors.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 8.01. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as  being incorporated therein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits:

  99.1 Press Release issued by the Company, dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: May 3, 2011
By: /s/ Dennis P. Gauger
Name: Dennis P. Gauger
Title: Chief Financial Officer